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                                                                   EXHIBIT 10.31

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                       JOINDER TO STOCKHOLDERS' AGREEMENT
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     This Joinder to Stockholders' Agreement is entered into this 21st day of
May 1998 by the signatories hereto (the "Additional Investors")

     WHEREAS, the Additional Investors have received copies of that certain Stockholders' Agreement dated as of April 5, 1996 by and among North American Technologies Group, Inc., a Delaware corporation (the "Company"), the Management Stockholders and the Investors, Amendment No. 1 to the Stockholders' Agreement and Amendment No. 2 to the Stockholders' (collectively the "Agreement"); and

     WHEREAS, the Additional Investors have purchased shares of the Company's Convertible Cumulative Preferred Stock, Series G-Subseries II (the "Subseries II Shares") pursuant to the terms of that certain Stock Purchase Agreement dated as of March 31, 1997 by and among the Company and the other signatories thereto and that certain Stock Purchase Agreement For An Additional Closing by and among the Company and the other signatories thereto which require the Additional Investors to become parties to the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and convenants contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Additional Investor hereby agrees to be a party to the Agreement and to be bound by and entitled to the benefits of all of the terms and conditions contained therein.

     IN WITNESS WHEREOF, this Joinder to Stockholders' Agreement has been duly executed by the undersigned Additional Investor as of this 21st day of May, 1998.


                              ADDITIONAL INVESTORS:



                              By:_______________________________________